EXHIBIT 10(w)

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                        HANGER ORTHOPEDIC GROUP, INC.,

                     HANGER PROSTHETICS & ORTHOTICS, INC.,

                HARSHBERGER PROSTHETIC & ORTHOTIC CENTER, INC.

           HARSHBERGER PROSTHETIC & ORTHOTIC CENTER OF MOBILE, INC.,

          HARSHBERGER PROSTHETIC & ORTHOTIC CENTER OF FLORENCE, INC.,

                                 FAB-CAM, INC.

                                      AND

                             JERALD J. HARSHBERGER


                         Dated as of December 23, 1997

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
ARTICLE I   SALE AND PURCHASE OF SHARES...................................  1
   SECTION 1.1. SALE OF SHARES............................................  1
   SECTION 1.2. PURCHASE PRICE, PAYMENT AND ADJUSTMENTS...................  1
   SECTION 1.3. DELIVERIES AT CLOSING; STOCK TRANSFER BOOKS...............  7

ARTICLE II CLOSING; CLOSING DATE..........................................  7

ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.........  8
   SECTION 3.1. ORGANIZATION AND QUALIFICATION............................  8
   SECTION 3.2. CERTIFICATE OF INCORPORATION AND BY-LAWS..................  8
   SECTION 3.3. CAPITALIZATION............................................  8
   SECTION 3.4. AUTHORITY.................................................  9
   SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS................  9
   SECTION 3.6. PERMITS; COMPLIANCE.......................................  9
   SECTION 3.7. FINANCIAL STATEMENTS...................................... 10
   SECTION 3.8. NO UNDISCLOSED LIABILITIES................................ 10
   SECTION 3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS...................... 10
   SECTION 3.10. ABSENCE OF LITIGATION.................................... 12
   SECTION 3.11. BROKERS.................................................. 12
   SECTION 3.12. TAX MATTERS.............................................. 13
   SECTION 3.13. REAL PROPERTY............................................ 14
   SECTION 3.14. INTELLECTUAL PROPERTY.................................... 15
   SECTION 3.15. TANGIBLE ASSETS.......................................... 17
   SECTION 3.16. INVENTORY................................................ 17
   SECTION 3.17. CONTRACTS................................................ 17
   SECTION 3.18. NOTES RECEIVABLE AND ACCOUNTS RECEIVABLE................. 18
   SECTION 3.19. POWERS OF ATTORNEY....................................... 19
   SECTION 3.20. INSURANCE................................................ 19
   SECTION 3.21. EMPLOYEES................................................ 19
   SECTION 3.22. EMPLOYEE BENEFITS........................................ 20
   SECTION 3.23. GUARANTIES............................................... 21
   SECTION 3.24. ENVIRONMENT, HEALTH AND SAFETY........................... 21
   SECTION 3.25. CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.......... 22
   SECTION 3.26. DELIVERY OF INFORMATION.................................. 22
   SECTION 3.27. PRODUCT AND SERVICE WARRANTIES........................... 23
   SECTION 3.28. PRODUCT AND SERVICE LIABILITY............................ 23
   SECTION 3.29. CERTAIN BUSINESS PRACTICES............................... 23
   SECTION 3.30. DISCLOSURE............................................... 23
   SECTION 3.31. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES............ 23

ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER........... 24
   SECTION 3.1A.  AUTHORIZATION OF TRANSACTION............................ 24
   SECTION 3.2A.  NONCONTRAVENTION........................................ 24
   SECTION 3.3A.  BROKERS' FEES........................................... 24
   SECTION 3.4A.  COMPANY SHARES.......................................... 24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HANGER AND BUYER............. 25
   SECTION 4.1. ORGANIZATION AND QUALIFICATION............................ 25


                                     -ii-


   SECTION 4.2. AUTHORITY................................................. 25
   SECTION 4.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS................ 25
   SECTION 4.4. LIMITATION ON REPRESENTATIONS AND WARRANTIES.............. 26
   SECTION 4.5. REPORTS; FINANCIAL STATEMENTS............................. 26
   SECTION 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS...................... 26
   SECTION 4.7. OWNERSHIP OF BUYER........................................ 27
   SECTION 4.8. BROKERS................................................... 27
   SECTION 4.9. FINANCIAL STATEMENTS...................................... 27

ARTICLE V COVENANTS....................................................... 27
   SECTION 5.1. AFFIRMATIVE COVENANTS OF THE COMPANY...................... 27
   SECTION 5.2. NEGATIVE COVENANTS OF THE COMPANY......................... 28
   SECTION 5.3. NEGATIVE COVENANTS OF HANGER AND BUYER.................... 29
   SECTION 5.4. ACCESS AND INFORMATION.................................... 29

ARTICLE VI ADDITIONAL AGREEMENTS.......................................... 30
   SECTION 6.1. APPROPRIATE ACTION; CONSENTS; FILINGS..................... 30
   SECTION 6.2. TRANSFER OF COMPANY LIABILITIES PRIOR TO THE
                  CLOSING DATE............................................ 31
   SECTION 6.3. PAYMENT BY COMPANY OF CERTAIN OUTSTANDING
   OBLIGATIONS PRIOR TO THE CLOSING DATE.................................. 31
   SECTION 6.4. EMPLOYMENT AND NON-COMPETITION AGREEMENTS................. 31
   SECTION 6.5. LANDLORD APPROVALS........................................ 31
   SECTION 6.6. CONTRACT ASSIGNMENTS/NOVATIONS............................ 31
   SECTION 6.7. BEST EFFORTS.............................................. 31
   SECTION 6.8. PUBLIC ANNOUNCEMENTS...................................... 31
   SECTION 6.9. TAIL INSURANCE............................................ 32
   SECTION 6.10.  NO COMPETING TRANSACTION................................ 32
   SECTION 6.11.  TAX TREATMENT AS STOCK PURCHASE......................... 32
   SECTION 6.12.  ADDITIONAL TAX MATTERS.................................. 32

ARTICLE VII CLOSING CONDITIONS............................................ 33
   SECTION 7.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER
                  THIS AGREEMENT.......................................... 33
   SECTION 7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER
                  AND/OR HANGER........................................... 34
   SECTION 7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE
                  COMPANY AND SOLE STOCKHOLDER............................ 35

ARTICLE VIII TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION........... 36
   SECTION 8.1. TERMINATION............................................... 36
   SECTION 8.2. INVESTIGATION............................................. 36
   SECTION 8.3. AMENDMENT................................................. 36
   SECTION 8.4. WAIVER.................................................... 36
   SECTION 8.5. FEES, EXPENSES AND OTHER PAYMENTS......................... 37
   SECTION 8.6. INDEMNIFICATION........................................... 37

ARTICLE IX GENERAL PROVISIONS............................................. 38
   SECTION 9.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                  AGREEMENTS.............................................. 38
   SECTION 9.2. NOTICES................................................... 39
   SECTION 9.3. CERTAIN DEFINITIONS....................................... 39
   SECTION 9.4. HEADINGS; CONSTRUCTION.................................... 45
   SECTION 9.5. SEVERABILITY.............................................. 45
   SECTION 9.6. ENTIRE AGREEMENT AND MODIFICATION......................... 45
   SECTION 9.7. ASSIGNMENT................................................ 45
   SECTION 9.8. PARTIES IN INTEREST....................................... 45
   SECTION 9.9. WAIVER; REMEDIES CUMULATIVE............................... 45
   SECTION 9.10. FURTHER ASSURANCES....................................... 46
   SECTION 9.11. GOVERNING LAW............................................ 46


                                      iii


   SECTION 9.12. JURISDICTION; SERVICE OF PROCESS......................... 46
   SECTION 9.13. COUNTERPARTS............................................. 46

 Exhibits           Description
 --------           -----------
Exhibit A           Promissory Note
Exhibit B-1         Form of Jerald Harshberger Employment Agreement
Exhibit B-2         Form of Key Employee Employment Agreement
Exhibit C           Form of Sole Stockholder Non-Competition Agreement
Exhibit D           Legal Opinion of Counsel to the Company
Exhibit E           Legal Opinion of Counsel to Hanger


 Schedules          Description
 --------           -----------
1.1                 Purchased Shares
1.2(b)              Assets and Liabilities Transferred Prior to
                      Closing
3.2                 Officers and Directors; Certificate of
                      Incorporation and By-Laws;  Minutes; Stock
                      Certificates and Transfer Books
3.3                 Capitalization
3.5                 Filings and Consents
3.7                 Financial Statements
3.8                 Liabilities
3.9                 Certain Changes or Events of the Company
3.10                Litigation Matters
3.11                Brokers
3.12(c)             Tax Returns
3.12(e)             Affiliated Groups
3.12(f)             Additional Tax Matters
3.13(a)             Real Property Owned
3.13(b)             Real Property Leased or Subleased
3.14(c)             Intellectual Property Owned
3.14(d)             Intellectual Property Licensed, Sublicensed,
                      Agreements or Permission
3.15                Tangible Assets
3.16                Inventory
3.17                Contracts
3.20                Insurance Policies
3.21                Employees
3.22                Employee Benefit Plans
3.25                Certain Business Relationships with the Company
3.27                Standard Sale, Lease and Performance Terms and
                      Conditions
5.2                 Negative Covenants
7.2(c)              Contracts or Agreements Requiring Consents or
                      Waivers

                           STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT, dated as of December 23, 1997 (this "AGREEMENT"), by and among Hanger Orthopedic Group, Inc., a Delaware corporation ("HANGER"); Hanger Prosthetics & Orthotics, Inc., a Delaware corporation ("BUYER") and a wholly-owned subsidiary of Hanger; Harshberger Prosthetic & Orthotic Center, Inc., an Alabama corporation, Harshberger
Prosthetic & Orthotic Center of Mobile, Inc., an Alabama corporation, Harshberger Prosthetic & Orthotic Center of Florence, Inc., an Alabama corporation and FAB- CAM, Inc., an Alabama corporation (individually, the "COMPANY" and collectively, the "Companies"); and Jerald J. Harshberger, the sole stockholder of the Companies (the "SOLE STOCKHOLDER").

                             W I T N E S S E T H:

      WHEREAS, the Sole Stockholder is the sole owner of all the issued and outstanding shares (all of such shares being collectively referred to as the "SHARES") of the common stock, par value of $1.00 per share, of each of the Companies (the "COMPANY COMMON STOCK"), and the Sole Stockholder now desires to sell, and the Buyer wishes to purchase (the "PURCHASE"), all of the shares of Company Common Stock upon the terms and subject to the conditions of this Agreement; and

      WHEREAS, Hanger, the Company and the Sole Stockholder are made parties hereto for the purposes as set forth herein; and

      WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 9.3.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                          SALE AND PURCHASE OF SHARES

      SECTION 1.1 SALE OF SHARES. Sole Stockholder agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares, as set forth on SCHEDULE 1.1, from Sole Stockholder for the purchase price provided in
                         Section 1.2(a), payable in accordance with Section 1.2, subject to adjustment in accordance with Sections 1.2(c) and 1.2(d), and subject to the terms and conditions and based upon the representations and warranties contained herein.

      SECTION 1.2        PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.

            (a) PURCHASE PRICE AND PAYMENT. Buyer agrees to pay to the Sole Stockholder at the Closing a total of Three Million Fifty Thousand Dollars ($3,050,000) (the "PURCHASE PRICE") for the Shares by delivery of: (i) One

Million Five Hundred Fifty Thousand Dollars ($1,550,000) in cash payable by wire transfer or delivery of other immediately available funds; and (ii) a subordinated promissory note in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in the form attached hereto as EXHIBIT A (the "NOTE"), having a term of five (5) years and bearing simple interest at the rate of seven and one-half percent (7.5%) per annum, with principal payable annually in equal installments of Three Hundred Thousand Dollars ($300,000) each, plus accrued interest on the unpaid principal balance payable with each such principal installment, and with such installments being made annually on each anniversary date of the Closing Date. The Note shall be guaranteed by Hanger. The Purchase Price shall be subject to pre-Closing adjustments as set forth in Section 1.2(d)(ii) below and post-Closing adjustments as set forth in Sections 1.2(c) and 1.2(d)(iii) below. The portion of the Purchase Price allocated to the covenant not to compete set forth in the Non-Competition Agreement attached hereto as EXHIBIT C shall equal one percent (1%) of the Purchase Price (as modified by any Purchase Price Adjustments made as of the Closing Date under Section 1.2(d)(ii)), and shall be payable at the Closing out of the cash portion of the Purchase Price.

            (b) PRE-CLOSING TRANSFERS. Notwithstanding anything contained herein to the contrary, prior to the Closing Date in accordance with Sections
6.2 and 6.3 hereof, the Companies shall transfer, distribute and/or dispose of the following items (listed in detail on SCHEDULE 1.2(B) attached hereto) to the Sole Stockholder or to a third party at the direction of the Sole Stockholder, all with the effect that the following items shall not be owned by the Companies, nor assumed by Buyer, at the Closing Date: (i) any notes or accounts receivable due to the Companies from their officers, directors or the Sole Stockholder, or due from the Companies to its officers, directors or the Sole Stockholder; (ii) any real property owned by the Companies (and any fixtures located thereon) and any mortgages, deeds of trust or other indebtedness on or relating to such real property for which the Companies are liable in any manner whatsoever; (iii) any automobiles or vehicles leased or owned by the Companies that are used for personal purposes by the Sole Stockholder or any employee of the Companies, and any leases or indebtedness on or relating to such automobiles or vehicles for which the Companies are liable in any manner whatsoever; (iv) all life insurance policies on the life of the Sole Stockholder; (v) all indebtedness, including but not limited to all bank debt, and all indebtedness relating to prior acquisitions by the Company; and (vi) any cash in excess of the amount necessary to fully cover all checks issued by the Company up to and through the Closing Date. Any Taxes generated in connection with such transfers, distributions or disposals shall be borne solely by the Sole Stockholder or shall be reimbursed to the Buyer by the Sole Stockholder. Furthermore, prior to the Closing Date, the Company shall fully pay all outstanding pension plan and profit sharing contributions due from the Company, if any.

            (c)   EARNOUT PAYMENTS.

                  (i) In addition to the consideration to be paid to the Sole Stockholder pursuant to Section 1.2(a), so long as (i) none of the Companies nor the Sole Stockholder has breached the representations and warranties contained in Articles III and IIIA hereof and (ii) the Sole
Stockholder has not breached the terms of the Non-Competition Agreement (attached hereto as EXHIBIT C), Buyer shall pay to the Sole Stockholder additional consideration for the Shares (the "EARNOUT PAYMENTS") in an amount equal to twenty percent (20%) of the annual Net Sales (as defined in Section 1.2(c)(ii)) during the five-year period beginning on the first day of the month immediately following the Closing Date and ending on the last day of the month including the fifth anniversary date of the Closing Date (the "EARNOUT PERIOD").

                         (A)   Notwithstanding anything herein to the contrary
and subject to Sections 1.2(c)(i)(B) and (C) below, the amount of the Earnout Payment for each year of the Earnout Period shall not exceed Sixty Thousand Dollars ($60,000) for such year (the "ANNUAL MAXIMUM"), and the maximum amount of the Earnout Payments for the Earnout Period shall not exceed Three Hundred Thousand Dollars ($300,000) in the aggregate.

                         (B)   If the  Annual  Maximum  for any  Earnout  Year
exceeds the amount of the Earnout Payment for such year, the amount of the Annual Maximum for the next Earnout Year shall be increased by the amount of such excess.

                         (C)   If the amount of the  Earnout  Payment  for any
Earnout Year exceeds the amount of the Annual Maximum for such year, the amount of the Earnout Payment for the next Earnout Year shall be increased by the amount of such deficiency but not in excess of the Annual Maximum for such year or years.

                  (ii) For purposes of this Agreement, "NET SALES" means gross sales and revenues earned during each 12-month period during the Earnout Period (individually, the "EARNOUT YEAR" or collectively, the "EARNOUT YEARS") and attributable to orthotic and prosthetic services rendered and products sold by Harshberger Prosthetic & Orthotic Center of Florence, Inc., or any successor entity, less non-allowed charges (except for any such non-allowed insurance charges resulting from Buyer's negligence), deductions for sales discounts and disallowances and a reasonable allowance for doubtful accounts or reserve for bad debts for each such Earnout Year.

                  (iii) The computations required in this Section 1.2(c) shall be made in accordance with GAAP applied on a consistent basis. Buyer shall deliver the calculation of the Earnout Payment for each of the Earnout Years to the Sole Stockholder within forty-five (45) days after the end of each such year, and such calculation shall be deemed conclusive and binding on the parties for purposes of computing the Earnout Payments, unless the Sole Stockholder notifies Buyer in writing within thirty (30) days after receipt of such calculation of the disagreement therewith by Sole Stockholder, which notice shall state in reasonable detail the reasons for any such disagreement and identify the amounts and items in dispute. Any such dispute shall be resolved in the manner set forth in Section 1.2(d)(v) hereof. If Sole Stockholder does not provide such written notice to Buyer within such 30-day period, then Buyer shall make the applicable Earnout Payment within ten (10) days after the date by which Sole Stockholder was required to provide such written notice under this Section 1.2(c)(iii).

            (d)   PURCHASE PRICE ADJUSTMENTS.

                  (i) Notwithstanding anything contained in this Agreement to the contrary, the Sole Stockholder guarantees that the Companies' combined Adjusted Working Capital (as defined herein) measured as of the close of business on the Closing Date shall equal or exceed $360,000. For purposes of this Agreement, "ADJUSTED WORKING CAPITAL" means, as of the Closing Date and determined in accordance with GAAP, the SUM OF THE COMPANIES' (A) cash on hand or in the bank, (B) Accounts Receivable (as defined in Section 3.18), (C) Inventory (as defined in Section 3.16), and (D) prepaid expenses and deposits shown as assets on the Companies' books and records, LESS THE SUM OF THE COMPANIES' (x) trade accounts payable, (y) accrued expenses and payroll taxes payable, and (z) income Taxes payable and any other current Liabilities. For purposes of calculating the Purchase Price Adjustment on the Post-Closing Adjustment Date (as defined below), Accounts Receivable shall be adjusted to reflect actual collections of Accounts Receivable by the Companies or any successor entity, as provided in Section 1.2(d)(iv) below.

                  (ii) If, on the Closing Date, Adjusted Working Capital is less than the amount set forth in Section 1.2(d)(i) above, the cash portion of the Purchase Price payable pursuant to Section 1.2(a) shall be reduced by the amount of such deficiency. Any material change between August 31, 1997 and the Closing Date in the Companies' Assets and Liabilities (other than Assets and Liabilities included in the calculation of Adjusted Working Capital) will also result in an appropriate adjustment to the Purchase Price stated in Section 1.2(a). For purposes of this Section 1.2(d)(ii), a "material change" is a change that is greater than $10,000. The amounts to be determined under this
Section 1.2(d)(ii) shall be based upon an estimated trial balance dated as of the Closing Date or a date prior to the Closing Date that is acceptable to the Buyer and that shall be prepared by the Company and presented to the Buyer at or immediately prior to the Closing Date.

                  (iii) If, on December 31, 1998 (the "POST-CLOSING ADJUSTMENT DATE"), Adjusted Working Capital measured as of the Closing Date is less than the amount set forth in Section 1.2(d)(i) above, the Purchase Price shall be reduced by the amount of such deficiency, less the amount of any adjustment to the Purchase Price made under Section 1.2(d)(ii) above. The Buyer shall be entitled to reduce the first installment payment of principal and interest on the Note by the amount of such deficiency, and next to reduce the outstanding principal balance of the Note by any remaining deficiency.

                  (iv) If, on the Post-Closing Adjustment Date, Adjusted Working Capital measured as of the Closing Date is greater than the amount set forth in Section 1.2(d)(i) above, the Purchase Price shall be increased by the amount of such deficiency, and the Buyer shall pay the amount of such excess to the Sole Stockholder in cash by wire transfer or delivery of other immediately available funds, subject to the provisions of Sections 1.2(d)(v) and (vi) hereof.

                  (v) Solely for purposes of determining Adjusted Working Capital under Sections 1.2(d)(iii) and (iv) above, any deficiency or excess in the amount of the Accounts Receivable component of Adjusted Working Capital shall be determined by comparing Accounts Receivable of the Company measured at the Closing Date and the amount of such Accounts Receivable actually collected by Buyer for the period beginning on the first business day following the Closing Date and ending on the Post-Closing Adjustment Date. If Buyer subsequently collects any Accounts Receivable that were uncollected as of the Post-Closing Adjustment Date, Buyer shall be entitled to retain any such collections.

                  (vi) The amounts to be determined under Sections 1.2(d)(iii), (iv) and (v) shall be based upon a final balance sheet dated as of the Closing Date. Buyer may choose to have such final balance sheet prepared by a nationally-recognized, independent certified public accounting firm selected by the Buyer. Buyer shall deliver the calculation and determination of the Purchase Price Adjustment to the Sole Stockholder within forty-five (45) days after the Post- Closing Adjustment Date. Such calculation shall be deemed conclusive and binding on the parties for purposes of computing the Purchase Price Adjustment unless the Sole Stockholder objects pursuant to the provisions of this Section 1.2(d)(vi). If the Sole Stockholder has any objections to the determination of the Purchase Price Adjustment under this Section 1.2(d)(vi), he will deliver a detailed statement describing his objections to the Buyer within thirty (30) days after receiving the appropriate determination of the Purchase Price Adjustment and supporting calculations from the Buyer. The Buyer and the Sole Stockholder will use reasonable efforts to resolve any such objections themselves.

                         (A)   If the parties do not obtain a final resolution
within thirty (30) days after the Buyer has received the statement of objections regarding the calculation of the Purchase Price Adjustment or the Earnout Payment, the Buyer and the Sole Stockholder will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Buyer and the Sole Stockholder are unable to agree on the choice of an accounting firm, Buyer will select a nationally-recognized, independent public accounting firm. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. The Buyer will revise the determination of the Purchase Price Adjustment or the Earnout Payments as appropriate to reflect the resolution of any objections thereto.

                         (B)   In the event the parties  submit any unresolved
objections with respect to the determination of the amount of the Purchase Price Adjustment or the Earnout Payments to an accounting firm for resolution as provided in Section 1.2(d)(vi)(A) above, the Buyer, the Sole Stockholder will share responsibility for the fees and expenses of the accounting firm as follows:

                               (I)   if the  accounting  firm  agrees with the
Buyer's determination of the amount of the Purchase Price Adjustment or the Earnout Payments (with the amount so determined by the Buyer referred to herein as the "BUYER'S VALUE"), the Sole Stockholder will be responsible for all of the fees and expenses of the accounting firm incurred in connection with the preparation of the determination with which the accounting firm agrees;

                               (II)  if the  accounting  firm  agrees with the
Sole Stockholders' determination of the amount of the Purchase Price Adjustment or the Earnout Payments (with the amount so determined by the Sole

Stockholder referred to herein as the "SOLE STOCKHOLDER'S VALUE"), the Buyer will be responsible for all of the fees and expenses of the accounting firm incurred in connection with the preparation of the determination with which the accounting firm agrees; and

                         (C)   if the  accounting  firm  determines  that  the
amount of the Purchase Price Adjustment or the Earnout Payments (the "ACTUAL VALUE") is different from either the Buyer's Value or the Sole Stockholder's Value, the party whose determination is closest to the Actual Value will be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the closest party's determination and the Actual Value over (y) the greater of the difference between (I) the Buyer's Value and the Sole Stockholder's Value and (II) the other party's determination (which is furthest from the Actual Value) and the Actual Value, and the Buyer will be responsible for the remainder of the fees and expenses.

                         (D)   Each  party  will  make  the  work  papers  and
back-up materials used in determining the Buyer's Value and the Sole Stockholder's Value available to the other party and their accountants and other representatives at reasonable times and upon reasonable notice at any time during (I) the preparation of the Buyer's Value or Sole Stockholder's Value, (II) the review by either party of the other party's determination of the Purchase Price Adjustment or the Earnout Payments, and (III) the resolution by the parties of any objections thereto.

                         (E)   If the  Sole  Stockholder  does not  provide  a
written statement of objections to Buyer within thirty (30) days after Buyer provides the Sole Stockholder with the determination of the Purchase Price Adjustment or the Earnout Payment, then Buyer shall make the Purchase Price Adjustment or Earnout Payment, if applicable, and, solely with respect to the Purchase Price Adjustment, shall (i) reduce the first installment payment due under the Note and issue a Replacement Note, if there is a reduction in the Purchase Price, or (ii) make the cash payment to the Sole Stockholder, if there is an increase in the Purchase Price, within ten (10) days after the date by which the Sole Stockholder was required to provide such a written statement of objections under this Section 1.2(d)(vi). If the Sole Stockholder provides a written statement of objections to Buyer within thirty (30) days after Buyer provides the Sole Stockholder with the determination of the Purchase Price Adjustment or the Earnout Payment and the parties proceed with the dispute resolution mechanism described in this Section 1.2(d)(vi), then Buyer shall: (I) in the case of the Earnout Payment, make the Earnout Payment, as adjusted; and (II) in the case of the Purchase Price Adjustment, reduce the first installment payment due under the Note and issue a Replacement Note, if applicable, as set forth above, within ten (10) days after the resolution of such dispute.

                  (vii) In the event the Purchase Price Adjustment results in a reduction in the principal amount of the original Note, the original Note shall be deemed to have been cancelled on the Post-Closing Adjustment Date, and the Sole Stockholder shall have the right to receive a replacement promissory note (the "REPLACEMENT NOTE") from the Buyer. Upon surrender of the original Note for cancellation to the Buyer, the Sole Stockholder shall be entitled to receive a Replacement Note from the Buyer, and the Buyer shall promptly issue a Replacement Note to the Sole Stockholder, which Note shall have a principal balance equal to the principal balance of the original Note, less the portion of the Purchase Price Adjustment that results in a reduction in the principal amount of the original Note. The reduced principal amount and interest on the reduced principal amount of the Replacement Note shall be payable over four (4) years and otherwise on the same terms and conditions as the original Note.

            (e) CANCELLATION OF TREASURY STOCK. Each share of Company Common Stock held in the treasury of the Company, if any, immediately prior to the Closing Date shall be canceled and extinguished and no payment shall be made with respect thereto.


      SECTION 1.3        DELIVERIES AT CLOSING; STOCK TRANSFER BOOKS.

                  (a) At the Closing, (i) the Sole Stockholder shall deliver to the Buyer the various certificates, instruments, and documents referred to in Sections 7.1 and 7.2 hereof, (ii) the Buyer shall deliver to the Sole Stockholder the various certificates, instruments, and documents referred to in Sections 7.1 and 7.3 hereof, (iii) the Sole Stockholder shall deliver to the Buyer stock certificates representing all of the issued and outstanding shares of capital stock of the Companies, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer shall deliver to the Sole Stockholder the consideration specified in Section 1.2(a) hereof, subject to any pre-Closing adjustment required under Section 1.2(d)(ii).

                  (b) On the date of the Agreement, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. On and after the Closing Date, any certificates representing shares of Company Common Stock shall thereafter only represent the right to receive a pro rata portion of the Purchase Price and such certificates, upon presentation to Hanger or Buyer, shall be converted into the Purchase Price consideration.


                                  ARTICLE II

                             CLOSING; CLOSING DATE

      The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer's attorneys, Freedman, Levy, Kroll & Simonds, Suite 825, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, or at such other location and on such other date as the Buyer and the Sole Stockholder may mutually agree in writing; PROVIDED, however, that the Closing shall take place no later than December 31, 1997 (the "CLOSING DATE"). The Closing shall take place following the receipt of all executed documents by Freedman, Levy, Kroll & Simonds, as agent for the Buyer, and the satisfaction of the conditions to Closing set forth in Section 7 of this Agreement, and there shall be no need for any party to appear at the Closing.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            CONCERNING THE COMPANY

      Each of the Companies and the Sole Stockholder hereby represents and warrants, jointly and severally, to Hanger and Buyer as follows as of the date of this Agreement and as of the Closing Date:

      SECTION 3.1 ORGANIZATION AND QUALIFICATION. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. The Companies have no Subsidiaries, and do not, directly or indirectly, own or control any investment or interest (whether in the form of debt or equity) in any other Person.

      SECTION 3.2        CERTIFICATE OF  INCORPORATION  AND By-Laws.  SCHEDULE
3.2 contains (i) a list of the officers and directors of the Companies, (ii) complete and correct copies of each Company's Certificate or Articles of Incorporation and By-Laws or equivalent organizational documents, in each case as amended or restated, as in effect as of the Closing Date, (iii) the minute books relating to all meetings of stockholders, board of directors and committees of the Companies, (iv) stock certificate books of the Companies and
(v) stock transfer books of the Companies. None of the Companies is in violation of any of the provisions of its Certificate or Articles of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated. In addition, the minute books (containing the record of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock transfer books of each Company are correct and complete.

      SECTION 3.3 CAPITALIZATION. The authorized capital stock of each of the Companies is set forth on SCHEDULE 3.3 attached hereto. All of the Shares of the Companies are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Companies' Certificates or Articles of Incorporation or By-Laws or any agreement to which any of the Companies is a party or bound, (b) no shares of Company Common Stock were held in treasury of any of the Companies and (c) all of the issued and outstanding shares of Company Common Stock are owned by and held in the name of the Sole Stockholder. There are no bonds, debentures, notes or other indebtedness, issued or outstanding, having the right to vote on any matters on which the Companies' stockholders may vote. There are no options, warrants, calls or other rights (including subscription rights or registration rights), agreements, proxies, voting rights agreements, voting trusts, arrangements or commitments of any character, presently outstanding, which (i) obligate any of the Companies to issue, deliver or sell shares of its capital stock or debt securities, (ii) obligate any of the Companies to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment, (iii) obligate any of the Companies to repurchase, redeem or otherwise acquire any shares of Company

Common Stock, or (iv) relate to the issued or unissued capital stock of, or other equity interests in, any of the Companies.

      SECTION 3.4 AUTHORITY. Each Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of each Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Company and, assuming the due authorization, execution and delivery thereof by the Sole Stockholder, Hanger and Buyer, constitutes the legal, valid and binding obligation of each Company enforceable in accordance with its terms.

      SECTION 3.5        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Except as set forth in SCHEDULE 3.5, the execution and delivery of this Agreement by the Companies does not, and the performance of this Agreement by the Companies will not (i) conflict with or violate the Companies' Certificates or Articles of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Companies or by which any of their properties or Assets are bound or subject to, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or Assets of the Companies pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Companies is a party or by which any of the Companies or any of its properties is bound or subject.

                  (b) The execution and delivery of this Agreement by the Companies does not, and the performance of this Agreement by the Companies will not, require any of the Companies to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("GOVERNMENTAL ENTITIES") based on Laws and other requirements of Governmental Entities.

      SECTION 3.6 PERMITS; COMPLIANCE. The Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on their business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action, proceeding or investigation pending or threatened regarding suspension or cancellation of any of the Company Permits. The Companies are not in conflict with, or in default or violation of (a) any Law applicable to the Companies or which any of their properties or Assets are bound by or subject to or (b) any of the Company Permits. None of the Companies has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

      SECTION 3.7 FINANCIAL STATEMENTS. SCHEDULE 3.7 contains true, correct and complete copies of the unaudited balance sheets of the Companies as of August 31, 1997 and, with respect to Harshberger Prosthetic & Orthotic Center of Florence, Inc., as of October 24, 1997 (collectively, the "BALANCE Sheet"), and the related statements of operations, statements of cash flows and statements of stockholders equity for the period then ended, and the notes and schedules thereto, together with the report thereon of Donegan, Bradley & Wylie, LLP (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are attached hereto as SCHEDULE 3.7 and have been prepared from books and records of the Company on the tax basis method of accounting applied on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Financial Statements fairly and accurately present the financial condition, results of operations and changes in cash flows of the Companies at the dates thereof and for the periods indicated in the Financial Statements. No financial statement of any Person other than the Companies is required to be included in the Financial Statements.

      SECTION 3.8        NO  UNDISCLOSED  LIABILITIES.  Except as set forth on
SCHEDULE 3.8, the Companies have no liabilities or other obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITY" or "LIABILITIES"), and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than Liabilities fully reflected or reserved against on the face of the Balance Sheet as adjusted for Liabilities incurred in the Ordinary Course of Business since August 31, 1997, through the Closing Date.

      SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 31, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Companies. Without limiting the generality of the foregoing, since that date and except as otherwise disclosed in SCHEDULE 3.9:

                  (a) the Companies have not sold, leased, transferred, or assigned any of their Assets, tangible or intangible, other than sales to their customers for fair consideration in the Ordinary Course of Business;

                  (b) the Companies have not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

                  (a) no party (including the Companies) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Companies are a party or by which the Companies are bound;

                  (b) the Companies have not imposed, granted, allowed or consented to any Security Interest upon any of their Assets;

                  (c) the Companies have not made any capital expenditure (or series of related capital expenditures) either involving more than an aggregate of Five Thousand Dollars ($5,000.00) or outside the Ordinary Course of Business;

                  (d) the Companies have not made any capital investment in, any loan to, or any acquisition of the securities or Assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                  (e)    the  Companies  have not  issued any note,  bond,  or
other  debt  security  or  created,  incurred,   assumed,  or  guaranteed  any
indebtedness for borrowed money or capitalized lease obligation;

                  (f) the Companies have not delayed or postponed the payment of trade accounts payable, accrued expenses or other Liabilities outside the Ordinary Course of Business;

                  (g) the Companies have not canceled, compromised, waived, or released any right or claim (or series of related rights and claims);

                  (h)    the  Companies   have  not  granted  any  license  or
sublicense of any rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in any Company's Certificate or Articles of Incorporation or By-Laws or equivalent organizational documents, in each case as amended or restated prior to August 31, 1997;

                  (j) the Companies have not issued, sold or otherwise disposed of any of their capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) the Companies have not declared, set aside, or paid any dividend or made any distribution with respect to their capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of their capital stock;

                  (l)    the  Companies  have  not   experienced  any  damage,
destruction, or loss (whether or not covered by insurance) to their Assets;

                  (m) the Companies have not made any loan to, or entered into any other transaction with, any of their directors, officers and employees;

                  (n) the Companies have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) the Companies have not granted any increase in the compensation of any of their directors, officers and employees;

                  (p) the Companies have not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of their directors, officers and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (q) the Companies have not made any other change in employment terms for any of their directors, officers and employees outside the Ordinary Course of Business;

                  (r) the Companies have not made or pledged to make any charitable or other capital contribution;

                  (u) the Companies have not done any act, or failed to do any act which they had a duty or obligation to perform, which has or could result in a breach of any obligation of any of the Companies;

                  (v) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business involving any of the Companies; and

                  (w) the Companies have not committed to any of the foregoing.

      SECTION 3.10       ABSENCE  OF  LITIGATION.   Except  as  set  forth  on
SCHEDULE 3.10, (a) there is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against any of the Companies or any Assets, properties or rights of the Companies, and (b) the Companies are not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or continuing investigation by, any court or Governmental Entity, or any judgment, order, writ, injunction, decree or award of any court, Governmental Entity or arbitrator. In respect of the matters relating to or arising in connection with the actions set forth in SCHEDULE 3.10, there is no fact, event, condition, circumstance or other matter which either has, or is reasonably likely to have resulted in, an event or determination having a Company Material Adverse Effect. The Companies have delivered to Hanger or Buyer copies of all pleadings, correspondence and other documents relating to each matter disclosed in SCHEDULE 3.10.

      SECTION 3.11 BROKERS. Except as set forth on SCHEDULE 3.11, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company. Each Company has heretofore furnished to Hanger a correct copy of all agreements between such Company and any broker, finder or investment adviser pursuant to which such firm or individual would be entitled to any payment relating to the Purchase. The Purchase Price shall be reduced to reflect the payment of such fees by any Company in the event any such fees are not paid by the Sole Stockholder or by any of the Companies prior to the Closing Date.

      SECTION 3.12       TAX MATTERS.

            (a) Each Company has filed all Tax Returns in a timely manner that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by each Company (whether or not shown on any Tax Return) have been paid or accrued and proper reserves have been established therefor. Each Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return.

            (b) Each Company has withheld and paid all Taxes required to have been withheld and paid or accrued and proper reserves have been established therefor in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

            (c) There is no dispute or claim concerning any Liability for Taxes of any Company claimed or raised by any Governmental Entity. SCHEDULE 3.12(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to each Company for taxable periods ended on or after December 31, 1993, and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each Company has delivered to Hanger correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by such Company since December 31, 1993.

            (d) The Companies have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The Companies have not filed any consent under Section 341(f) of the Code concerning collapsible corporations. The Companies have not made any payments, or is not obligated to make any payments, and no Company is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Companies have not been United States real property holding corporations within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Companies are not a party to any Tax allocation or sharing agreement. Except as described in
SCHEDULE 3.12(E), the Companies (i) have not been members of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was one of the Companies) and (ii) has no Liability for the Taxes of any Person (other than the Companies) under Treas. Reg. Section

1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract, or otherwise.

            (f) SCHEDULE 3.12(f) sets forth the following information with respect to each Company as of the most recent practicable date: (A) the adjusted tax basis of each Company in its Assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each Company; and
(C) the amount of any inter-company items or any deferred gain or loss allocable to each Company with respect to any inter-company transaction.

            (g) The unpaid Taxes of the Companies in the aggregate (i) do not exceed the aggregate reserve for Liability for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income), less any prepayment of estimated Taxes, set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practices of the Companies in filing their Tax Returns.

      SECTION 3.13        REAL PROPERTY.

            (a) SCHEDULE 3.13(A) lists and describes all real property owned by the Companies. Each Company represents and warrants that no Lien or Encumbrance exists with respect to any such property, except as fully described on SCHEDULE 3.13(A). The Companies will not own any real property as of the Closing Date.

            (b) SCHEDULE 3.13(B) lists and describes briefly all real property leased or subleased to the Companies. The Companies have delivered to Buyer correct and complete copies of the leases and subleases listed in
SCHEDULE 3.13(B). With respect to each lease and sublease listed in SCHEDULE 3.13(B):

                  (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

                  (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (vi)   the  Companies   have  not   assigned,   transferred,
conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (vii) all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (viii) all facilities leased or subleased thereunder are supplied with functional utilities and other services necessary for the normal and usual operation of said facilities.

      SECTION 3.14       INTELLECTUAL PROPERTY.

            (a) The Companies own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of each Company's business as presently conducted. Each item of Intellectual Property owned or used by each Company is owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing Date. Each Company has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

            (b) The Companies have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third party. The Sole Stockholder and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Companies has ever received any oral or written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Companies must license or refrain from using any Intellectual Property rights of any third party). To the Companies' Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Companies.

            (c) SCHEDULE 3.14(c) identifies each patent or trademark and copyright registration which has been issued to the Companies or any Affiliate with respect to any of their Intellectual Property, identifies each pending patent application or application for registration which the Companies or any Affiliate has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Companies or any Affiliate has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Each Company has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date). SCHEDULE 3.14(c) also identifies each trade name or unregistered trademark used by each Company or any Affiliate in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.14(c):

                  (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (ii) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

                  (iii)  such  item  is  not   subject   to  any   outstanding
injunction, judgment, order, decree, ruling or charge;

                  (iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of such item; and

                  (v) the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item.

            (d) SCHEDULE 3.14(d) identifies each item of Intellectual Property that any third party owns and that the Companies or any Affiliate uses pursuant to license, sublicense, agreement or permission, other than shrink-wrap licenses for personal computer software. The Companies have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 3.14(d):

                  (i) the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date;

                  (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                  (v) no royalty or other remuneration of any type is payable with respect to any such item of Intellectual Property;

                  (vi) with respect to each sublicense, the representations and warranties set forth in items (i) through (iv) above are true and correct with respect to the underlying license;

                  (vii) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (viii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                  (ix)   the  Companies  have not  granted any  sublicense  or
similar  right  with  respect  to  the  license,  sublicense,   agreement,  or
permission.

            (e) Neither the Sole Stockholder nor any of the directors and officers (nor any employees with responsibility for Intellectual Property matters) of any of the Companies has any Knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Companies.

      SECTION 3.15 TANGIBLE ASSETS. SCHEDULE 3.15 lists all the tangible Assets of the Companies. Except as set forth on SCHEDULE 3.15, each Company owns and has good and marketable title to all the tangible property and Assets necessary for the conduct of its business as presently conducted and as proposed to be conducted, including, but not limited to, those Assets listed on SCHEDULE 3.15. Each tangible Asset is free from defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair. There are no Security Interests on any of the Assets of the Companies.

      SECTION 3.16 INVENTORY. SCHEDULE 3.16 lists all the inventory ("INVENTORY") of each Company as of November 30, 1997. The Inventory of each Company consists of raw materials and supplies, manufactured and purchased parts, goods/work in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. Except as listed on SCHEDULE 3.16, there are no Security Interests on any of the Inventory of the Companies.

      SECTION 3.17       CONTRACTS.   SCHEDULE   3.17   lists  the   following
Contracts and other agreements to which the Companies are a party as of the date hereof:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments of any amount or for a term of more than one (1) year;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services of any amount or which has a term of any duration;

            (c)   any partnership or joint venture agreement;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in any amount, or under which it has imposed a Security Interest on any of its Assets, tangible or intangible;

            (e)   any agreement concerning confidentiality or non-competition;

            (f) any agreement with the Sole Stockholder or Affiliates of the Sole Stockholder;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement (including any Employee Benefit Plan) for the benefit of its current or former directors, officers and employees;

            (h)   any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis;

            (j) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

            (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of One Thousand Dollars ($1,000.00).

      Each Company has delivered to Buyer a correct and complete copy of each written agreement listed in SCHEDULE 3.17 and a written summary setting forth the terms and conditions of each oral agreement referred to in SCHEDULE 3.17. With respect to each such agreement: (i) such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) such agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under such agreement; and
(iv) no party has repudiated any provision of such agreement.

      SECTION 3.18 NOTES RECEIVABLE AND ACCOUNTS RECEIVABLE. All trade accounts receivable (collectively, "ACCOUNTS RECEIVABLE") and notes receivable of the Companies are reflected properly on its books and records and are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. On the Closing Date, there are no notes receivable or Accounts Receivable due from the Sole Stockholder or any of the Companies' officers or directors.

      SECTION 3.19 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of the Companies.

      SECTION 3.20 INSURANCE. SCHEDULE 3.20 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which each Company has been a party, a named insured, or otherwise the beneficiary of coverage:

            (a)   the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

            (c) the policy number, the period of coverage and the amount of the annual premiums payable;

            (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (i) such policy is legal, valid, binding, enforceable and in full force and effect; (ii) such policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) none of the Companies nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under such policy; and (iv) no party to the policy has repudiated any provision thereof. Each Company has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. SCHEDULE 3.20 also describes any self-insurance arrangements affecting the Companies.

      SECTION 3.21 EMPLOYEES. SCHEDULE 3.21 sets forth a true and complete list of all employees of the Companies, their respective positions, locations, salaries or hourly wages and severance arrangements, each as of the date hereof and as of the Closing Date. To the Knowledge of the Sole Stockholder and the directors and officers (and employees with responsibility for employment matters) of the Companies, no executive, key employee or group of employees has any plans to terminate employment with the Company. Except as set forth in SCHEDULE 3.21, each employee of each Company is employed on an "at will" basis and has no right to any material compensation following termination of employment. None of the Companies is a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. None of the Companies has committed any unfair labor practice. There is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Companies.

      SECTION 3.22       EMPLOYEE BENEFITS.

            (a) Except as set forth on SCHEDULE 3.22, with respect to all employees, former employees, directors and independent contractors of each Company and their dependents and beneficiaries, none of the Companies nor any ERISA Affiliate presently maintains, contributes to or has any Liability under or with respect to any Employee Benefit Plan. The plans, programs and arrangements set forth on SCHEDULE 3.22 are herein referred to as the "COMPANY EMPLOYEE BENEFIT PLANS." Each Company Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, other applicable Laws and governing documents and agreements. With respect to each Company Employee Benefit Plan, there has been no act or omission by any of the Companies or any ERISA Affiliate that would impair the right or ability of any Company or any ERISA Affiliate to unilaterally amend in whole or part or terminate such Company Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Companies have delivered to Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Forms 5500; (iii) the most recent financial statements and, if applicable, actuarial valuation; (iv) all correspondence with the Internal Revenue Service, the Department of Labor and other governmental agencies with respect to the past three (3) plan years other than IRS Forms 5500 filings; and (v) the most recent summary plan descriptions.

            (b) None of the Companies nor any of its directors, officers or employees has any Liability with respect to any Company Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable Laws or any governing documents or agreements.

            (c) No Company Employee Benefit Plan is an Employee Pension Benefit Plan, and no Company Employee Benefit Plan has any unfunded Liability. With respect to the Company Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice.

            (d) None of the Companies nor any ERISA Affiliate maintains, maintained, contributes to, or has any Liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

            (e) With respect to all employees and former employees of each Company, none of the Companies nor any ERISA Affiliate presently maintains, contributes to or has any Liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws. There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which any of the Companies or any Affiliates could be liable for a material Tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the Code, or for a material civil penalty under
Section 502(c) of ERISA.

            (f)   There  is no  pending,  or to  the  Knowledge  of any of the
Companies,   threatened  legal  action,  proceeding,   audit,  examination  or
investigation against or involving any Company Employee Benefit Plan maintained by any Company or any ERISA Affiliate (other than routine claims for benefits). To the Knowledge of the Companies, there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation. Any bonding required with respect to any Company Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

      SECTION 3.23 GUARANTIES. None of the Companies is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

      SECTION 3.24       ENVIRONMENT, HEALTH AND SAFETY.

            (a) For purposes of this Section 3.24, "Environmental and Safety Requirements" means all federal, state, local or foreign statutes, orders, rules, regulations, laws, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended ("SWDA"), 42 U.S.C.ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss.7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss.1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.1101 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), 42 U.S.C. ss.ss.9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.1804 et seq., the Occupational Safety and Health Act of 1970, as amended, and the regulations promulgated thereunder. The term "Proceedings" means any actions, suits, claims, investigations or legal or administrative arbitration. The term "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

            (b) None of the Companies nor any of its past or currently owned or leased real properties or operations, are subject to or the subject of any Proceeding, hearing, Order, settlement, claim or other contract or agreement arising under Environmental and Safety Requirements, nor has any investigation been commenced or is any Proceeding threatened against such Company under the Environmental and Safety Requirements with regard to such Company's business activities.

            (c) The Companies have not received any written notice, report or other written information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities or potential Liabilities, including any investigatory, remedial, or corrective obligations, relating to the Companies' business activities or the real properties owned, leased or operated by the Companies at any time and arising under any Environmental and Safety Requirement.

            (d) To each Company's and Sole Stockholder's Knowledge, none of the following exists, nor has ever existed, at any real property currently or previously owned, leased or operated by any Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls or (4) landfills, surface impoundments or disposal areas.

            (e) The Companies have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned, leased or operated any real property (and no such real property is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to onsite or offsite Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

            (f) The Companies have provided Buyer with correct and complete copies of all reports and studies within the possession or control of each Company with respect to past or present environmental conditions or events at any of real properties presently or previously owned or operated by such Company.

      SECTION 3.25 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANIES. Except as described in SCHEDULE 3.25, neither the Sole Stockholder nor any Affiliates of the Sole Stockholder has been involved in any business arrangement or relationship with any of the Companies within the past twelve
(12) months (other than employment by the Companies), and neither the Sole Stockholder nor any Affiliates of the Sole Stockholder owns any Asset which is used in the business of the Companies.

      SECTION 3.26 DELIVERY OF INFORMATION. The Sole Stockholder acknowledges the receipt and review by the Sole Stockholder of the most recent filings made by Hanger with the SEC under the Securities Act and the Exchange Act.

      SECTION 3.27 PRODUCT AND SERVICE WARRANTIES. Each product sold, leased or delivered, and each service performed, by the Companies has been in conformity with all applicable contractual commitments and all express and implied warranties, and, to each Company's and Sole Stockholder's knowledge, the Companies have no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) for the replacement or repair of any product, the substandard performance of any service, or other damages in connection with the products sold or services provided by the Companies, subject only to the reserve for product and service warranty claims set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past customs and practices of the Companies. No product sold, leased or delivered, or service performed, by the Companies is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or performance. SCHEDULE 3.27 includes copies of the standard terms and conditions of sale, lease or performance for the Companies (containing applicable guaranty, warranty and indemnity provisions).

      SECTION 3.28 PRODUCT AND SERVICE LIABILITY. To each Company's and Sole Stockholder's knowledge, the Companies have no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of the Companies giving rise to any Liability) arising out of any injury or damages (whether actual or alleged) to any Person or its property or its business operations or prospects as a result of the ownership, possession or use of (i) any product sold, leased or delivered by the Companies or (ii) any service performed by the Companies.

      SECTION 3.29 CERTAIN BUSINESS PRACTICES. None of the Companies nor any director, officer, stockholder, agent or employee of the Companies has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      SECTION 3.30 DISCLOSURE. No representation or warranty made by any of the Companies or the Sole Stockholder, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by the Companies or their representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

      SECTION 3.31 LIMITATIONS ON REPRESENTATIONS AND Warranties. None of the Companies nor the Sole Stockholder make any representation or warranty to Hanger or the Buyer regarding the probable success or profitability of any Company after the Closing Date.

                                 ARTICLE IIIA

              REPRESENTATIONS AND WARRANTIES OF SOLE STOCKHOLDER

      Sole Stockholder hereby represent and warrant to Hanger and Buyer as follows:

      SECTION 3.1A AUTHORIZATION OF TRANSACTION. Sole Stockholder has full power and authority to execute and deliver this Agreement and to perform all obligations hereunder and thereunder required to be performed by the Sole Stockholder. This Agreement constitutes the valid and legally binding obligation of Sole Stockholder, enforceable in accordance with its terms and conditions. Sole Stockholder is a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise act in behalf of Sole Stockholder or with respect to any property of Sole Stockholder. Sole Stockholder is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

      SECTION 3.2A NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which Sole Stockholder is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Sole Stockholder is a party, by which Sole Stockholder is bound or to which any Assets of Sole Stockholder is subject.

      SECTION 3.3A BROKERS' FEES. Except as set forth on SCHEDULE 3.11, Sole Stockholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      SECTION 3.4A COMPANY SHARES. Sole Stockholder holds of record and owns beneficially all the outstanding Shares of Company Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Encumbrances, Security Interests, options, warrants, purchase rights, contracts, commitments and/or other rights whatsoever. Sole Stockholder is not a party to any option, warrant, purchase right or other contract or commitment whatsoever that could require Sole Stockholder to sell, transfer or otherwise dispose of any capital stock of the Companies (other than this Agreement). Sole Stockholder is not a party to any voting trust, proxy, voting rights agreement or other agreement or understanding with respect to the voting of any capital stock of the Companies.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF HANGER AND BUYER

      Hanger and Buyer hereby represent and warrant, jointly and severally, to the Companies and Sole Stockholder that:

      SECTION 4.1 ORGANIZATION AND QUALIFICATION. Each of Hanger and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and each of Hanger and Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Hanger Material Adverse Effect.

      SECTION 4.2 AUTHORITY. Each of Hanger and Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Hanger or Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Hanger and Buyer and, assuming the due authorization, execution and delivery thereof by the Sole Stockholder, Bindi and the Company, constitutes the legal, valid and binding obligations of Hanger and Buyer enforceable in accordance with its terms.

      SECTION 4.3        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a)   The execution  and delivery of this  Agreement by Hanger and
Buyer do not, and the performance of this Agreement by Hanger and Buyer will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Hanger or Buyer, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to Hanger or Buyer or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on, any of the properties or Assets of Hanger or Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Hanger or Buyer is a party or by which Hanger or Buyer or any of their respective properties is bound by or subject to, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Liens or Encumbrances that would not have a Hanger Material Adverse Effect.

            (b) The execution and delivery of this Agreement by Hanger and Buyer do not, and the performance of this Agreement by Hanger and Buyer will not, require Hanger or Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act and the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Hanger or Buyer from performing its obligations under this Agreement.

      SECTION 4.4        LIMITATION ON REPRESENTATIONS AND WARRANTIES.

            (a) Neither Hanger nor Buyer makes any other representation or warranty to the Companies or Sole Stockholder, or any of the Companies' or Sole Stockholder's employees, agents, consultants or representatives except as expressly provided in this Agreement.

            (b) Neither Hanger nor Buyer make any representation or warranty to the Companies or Sole Stockholder regarding the probable success or profitability of Buyer or Hanger.

      SECTION 4.5        REPORTS; FINANCIAL STATEMENTS.

            (a) Hanger is current in all forms, reports, statements and other documents required to be filed with the SEC (collectively, the "HANGER SEC REPORTS"). The Hanger SEC Reports, including all Hanger SEC Reports filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Hanger SEC Reports). As of their respective dates, the Hanger SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (b)   Each of the financial statements  (including,  in each case, any related notes thereto) contained in the Hanger SEC Reports filed prior to, on or after the date of this Agreement (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present the financial position of Hanger as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

      SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Hanger SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since the end of the calendar period for which Hanger filed its most recent Hanger SEC Report, there has not been (a) a Hanger Material Adverse Effect or (b) any significant change by Hanger in its accounting methods, principles or practices.

      SECTION 4.7 OWNERSHIP OF BUYER. All of the outstanding capital stock of Buyer is owned directly by Hanger.

      SECTION 4.8 BROKERS. There is no broker, finder or investment banker which is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hanger or Buyer.

      SECTION 4.9 FINANCIAL STATEMENTS. SCHEDULE 4.9 contains true, correct and complete copies of the balance sheet of Hanger as of September 30, 1997, and the related statements of operations, statements of cash flows and statements of stockholders equity for the period then ended, and the notes and schedules thereto, together with the report thereon of Coopers & Lybrand, LLP(collectively, the "HANGER FINANCIAL STATEMENTS"). The Hanger Financial Statements are attached hereto as SCHEDULE 4.9 and have been prepared from books and records of Hanger in accordance with GAAP applied on a basis consistent with preceding years and throughout the periods involved (except as otherwise noted therein). The Hanger Financial Statements fairly present the financial condition, results of operations and changes in cash flows of Hanger at the dates thereof and for the periods indicated in the Hanger Financial Statements.


                                   ARTICLE V

                                   COVENANTS

      SECTION 5.1 AFFIRMATIVE COVENANTS OF THE Companies. Each Company hereby covenants and agrees that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Hanger, it will: (a) operate only in the Ordinary Course of Business; (b) use its best efforts to (1) preserve and/or maintain, in all material respects and consistent with past custom and practice, its business and properties, including its present operations, physical facilities, working conditions and relationships with its present employees and Persons having significant business relations with it, including, without limitation, suppliers and customers, (2) maintain and keep its properties and Assets in as good repair and condition as at present, ordinary wear and tear excepted, (3) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained, and (4) at the request of Hanger or Buyer, obtain pre-clearance certificates and file such instruments and documents as are necessary to permit Buyer to liquidate such Company and distribute its Assets and Liabilities in liquidation to the Buyer on the Closing Date or immediately following the Closing Date; and (c) transfer, distribute and/or dispose of the items set forth in Sections 1.2(b) and 6.2 to the Sole Stockholder or to a third party at the direction of the Sole Stockholder, as further described therein.

      SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANIES. Except as expressly contemplated by this Agreement or as previously disclosed to Buyer or Hanger in writing on SCHEDULE 5.2, or otherwise consented to in writing by Buyer or Hanger, from the date of this Agreement until the Closing Date, each Company shall not, directly or indirectly through any Affiliate or otherwise (and the Sole Stockholder shall not and shall not cause any Company to), and shall not permit any Affiliate to directly or indirectly, do any of the following:

            (a) (i) increase the compensation payable to, or to become payable to, any employee, director or executive officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt, enter into, amend, modify or terminate any Employee Benefit Plan or arrangement except as may be required by applicable Law; or (iv) hire any person;

            (b)   declare   or  pay  any   dividend   on  or  make  any  other
distribution in respect of, outstanding shares of its capital stock;

            (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

            (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, Liens, claims, pledges, limitations in voting rights, charges or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any other shares, or any rights, warrants or options to acquire, any such shares; and (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

            (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in, all or a portion of the Assets of, or by any other manner, any corporation, partnership, association or other business, organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of Assets from suppliers or vendors in the Ordinary Course of Business) which are material, individually or in the aggregate, to the Company;

            (f)   sell,  lease,  exchange,   mortgage,   pledge,  transfer  or
otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material Assets;

            (g) propose or adopt any amendments to its Certificate or Articles of Incorporation or its By-Laws;

            (h) (i) change any of its methods of accounting in effect on the date of the Balance Sheet, or (ii) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income Tax Return for the taxable year ended December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by Law or proper tax accounting principles;

            (i) enter into any Contract outside the Ordinary Course of Business;

            (j) create, or permit the creation of, any Lien upon any Assets outside the Ordinary Course of Business;

            (k) enter into any employment Contract or collective bargaining agreement, or modify the terms of any existing such Contract or agreement;

            (l)   sell, lease, transfer or assign any Assets;

            (m) make any capital expenditures other than in the Ordinary Course of Business, or make any capital expenditures which in the aggregate exceed Five Thousand Dollars ($5,000.00);

            (n) amend or renew, or enter into any Contract involving operations outside of the United States; or

            (o) take or agree to take any action that would or is reasonably likely to result in any representations and warranties of the Company or the Sole Stockholder set forth in this Agreement being untrue or in any of the conditions to the Purchase not being satisfied.

      SECTION 5.3 NEGATIVE COVENANTS OF HANGER AND Buyer. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Sole Stockholder, from the date of this Agreement until the Closing Date, Hanger and Buyer will not take or agree to take any action that would or is reasonably likely to result in any representations and warranties of Hanger or Buyer set forth in this Agreement being untrue or in any of the conditions to the Purchase not being satisfied.

      SECTION 5.4        ACCESS  AND  INFORMATION.   Each  Company  shall  (i)
provide Hanger, Buyer and their officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, the "HANGER REPRESENTATIVES"), with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to their assets, properties, Contracts, books, records and all such other information and data concerning the business and operations of the Company as Hanger, Buyer or any of the Hanger Representatives reasonably may request in connection with such investigation. Such investigation will involve, among other things, Hanger's or Buyer's review and confirmation of the Financial Statements, the legal review of each Company's Contracts and leases, the review of each Company's patient, client and referral lists and reference checks of the Company. Hanger will provide the Sole Stockholder with all information reasonably requested by the Sole Stockholder to enable the Sole Stockholder to evaluate the merits of the Purchase.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

      SECTION 6.1        APPROPRIATE ACTION; CONSENTS; FILINGS.

            (a) Each Company, Hanger and Buyer shall each use its best efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Hanger, Buyer or each Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Purchase; (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the merger or liquidation of the Companies into the Buyer as of the Closing Date or immediately following the Closing Date required under the federal securities laws and the rules and regulations thereunder, if any, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that Hanger, Buyer and each Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Each Company, Hanger and Buyer shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

            (b) (i) Each of the Companies, Hanger and Buyer shall give any notices to third parties, and use its best efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the schedules contained herein, (C) otherwise required under any Contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (D) required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing Date or a Hanger Material Adverse Effect from occurring prior to or after the Closing Date.

                  (ii) In the event that any party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Companies, Hanger and Buyer and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

      SECTION 6.2 TRANSFER OF CERTAIN ASSETS AND LIABILITIES PRIOR TO THE CLOSING DATE. The Companies and Sole Stockholder shall do all acts necessary to transfer, distribute and/or dispose of the Assets and Liabilities described in Section 1.2(b) hereof to the Sole Stockholder, and the Sole Stockholder shall assume such Liabilities all with the effect that such Liabilities shall not be owned by the Company, nor assumed by Buyer, at the Closing Date. Any Taxes generated in connection with such transfers, distributions or disposals shall be borne by the Sole Stockholder or shall be reimbursed to the Buyer by the Sole Stockholder.

      SECTION 6.3 PAYMENT BY COMPANIES OF CERTAIN OUTSTANDING OBLIGATIONS PRIOR TO THE CLOSING DATE. Prior to the Closing Date, each Company and the Sole Stockholder shall do all acts necessary to cause the Companies to fully pay all outstanding pension plan and profit sharing contributions due from the Companies.

      SECTION 6.4 EMPLOYMENT AGREEMENTS. Prior to the Closing Date, the Sole Stockholder shall do all acts necessary (i) to cause Sole Stockholder and all employees of the Companies designated by Hanger or the Buyer to execute the form of Employment Agreements attached hereto as EXHIBITS B-1 and B-2, and to deliver all such fully-executed Employment Agreements to Hanger and Buyer prior to the Closing Date; and (ii) to cause Sole Stockholder to execute the Non-Competition Agreement attached hereto as EXHIBIT C and to deliver such fully- executed Non-Competition Agreement to Hanger and Buyer prior to the Closing Date.

      SECTION 6.5        LANDLORD  APPROVALS.  Prior to the Closing Date,  the
Companies and Sole Stockholder shall do all acts necessary to cause all landlords to issue their written consent, if necessary, to the change in the tenant from the Companies to the Buyer without any charge or cost and without any material change in the terms of the applicable lease or other arrangement previously existing between such party and the Companies and/or Sole Stockholder.

      SECTION 6.6 CONTRACT ASSIGNMENTS/NOVATIONS. Prior to the Closing Date or such reasonable time after the Closing Date as may be required, the Companies and Sole Stockholder agree to use their best efforts do all acts reasonably necessary to cause all parties to all material contracts with the Company to issue their written consent, if necessary, to the assignment and novation of all such contracts from the Companies to the Buyer without any charge or cost and without any material change in the terms of the applicable contract or other arrangement previously existing between such party and the Companies or Sole Stockholder, with such consents to be set forth on SCHEDULE 7.2(C) hereto.

      SECTION 6.7 BEST EFFORTS. The parties hereto shall use their best efforts to consummate the Purchase and the other transactions contemplated hereby as promptly as practicable.

      SECTION 6.8 PUBLIC ANNOUNCEMENTS. The parties hereto agree that only Hanger may make any public announcement of the existence of this Agreement and/or the transactions contemplated hereby, including but not limited to the Purchase. Nothing herein shall prevent either party from privately disclosing the existence of this Agreement and/or the transactions contemplated hereby.

      SECTION 6.9 TAIL INSURANCE. The Sole Stockholder shall purchase, at the sole cost and expense of the Sole Stockholder, a Discontinued Products and Operations Coverage liability insurance policy to cover the three (3) year period immediately following the Closing Date, with such policy to provide for a minimum of at least One Million Dollars ($1,000,000) in liability coverage.

      SECTION 6.10 NO COMPETING TRANSACTIONS. The Sole Stockholder and/or the Companies shall not have engaged in any Competing Transaction since the execution of any letter of intent or memorandum of understanding relating to the transactions contemplated by this Agreement or from and after the date on which the first draft of this Agreement was delivered to counsel for the Companies, whichever is earlier. The Companies and Sole Stockholder agree that they shall not, individually or in the aggregate, engage in or conduct any discussions relating to any Competing Transaction.

      SECTION 6.11 TAX TREATMENT AS STOCK PURCHASE. The parties to this Agreement agree that they will treat the Purchase as a purchase of the Sole Stockholder's stock for federal and state income tax purposes, and that they will not make any election or take any position on any Tax Return that would cause the Purchase to be treated as a sale of Assets by the Company to the Buyer or in any manner that is inconsistent with this Section 6.11.

      SECTION 6.12       ADDITIONAL TAX MATTERS.

            (a)   TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE.

                  (i) Buyer shall prepare or cause to be prepared and file or cause to be filed, at Buyer's cost and expense, all Tax Returns other than income Tax Returns for the Companies described in Section 6.12(a)(ii) below for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit the Sole Stockholder to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sole Stockholder shall reimburse Buyer for any Taxes of the Companies with respect to such periods within fifteen (15) days after payment by Buyer or the Companies of such Taxes to the extent such Taxes are not reflected in the Liabilities shown on SCHEDULE 3.8 hereof.

                  (ii) The Sole Stockholder shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for the Companies (including, without limitation, the Company's final federal Form 1120S, U.S. Income Tax Return for an S Corporation, and any related state income Tax Return) for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sole Stockholder shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Buyer. To the extent required by applicable law, the Sole Stockholder shall include any income, gain, loss, deduction or other tax items for such periods on his Tax Returns in a manner consistent with the Schedule K-1s relating to such income Tax Returns for such periods.

                  (iii) The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for the Companies for all periods beginning on or after the Closing Date, including, without limitation, the final income Tax Returns, if any, of the Companies that may be required to be filed prior to the merger or liquidation of the Companies into the Buyer.

            (b)   COOPERATION ON TAX MATTERS.

                  (i) Buyer, the Companies and the Sole Stockholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 6.12 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and the Sole Stockholder agree
(A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sole Stockholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies or the Sole Stockholder, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Buyer and the Sole Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).


                                  ARTICLE VII

                              CLOSING CONDITIONS

      SECTION 7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Purchase and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

            (a) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Purchase illegal or otherwise prohibiting consummation of the Purchase.

            (b) CONSENTS AND APPROVALS. All material consents, approvals and authorizations legally required to be obtained to consummate the Purchase shall have been obtained from all required Governmental Entities.

      SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND/OR HANGER. The obligations of Hanger and Buyer to effect the Purchase and the other transactions contemplated herein are also subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Hanger or Buyer:

            (a)   REPRESENTATIONS AND WARRANTIES.

                  (i) Each of the representations and warranties of each Company contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, individually or in the aggregate, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Hanger or Buyer shall have received a certificate of the President of each Company to such effect; and

                  (ii) Each of the representations and warranties of the Sole Stockholder contained in this Agreement shall be true and correct when made and on and as of the Closing Date, as if made on and as of such date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

            (b) AGREEMENTS AND COVENANTS. Each Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Hanger or Buyer shall have received a certificate of the President or Chief Financial Officer of each Company to that effect.

            (c) THIRD PARTY CONSENTS AND WAIVERS. Each Company shall have obtained consents and waivers, in form and substance reasonably satisfactory to Hanger or Buyer, in respect of the contracts or agreements set forth on
SCHEDULE 7.2(C).

            (d) COMPANY MATERIAL ADVERSE EFFECT. The Companies shall not have become subject to any action or event which resulted in or may likely result in a Company Material Adverse Effect.

            (e) LEGAL OPINION. Hanger or Buyer shall have received the legal opinion of Hartman, Springfield and Beckham, counsel for the Companies and Sole Stockholder, covering the matters set forth on EXHIBIT D hereto.

            (f) EMPLOYMENT AGREEMENTS. Each of Sole Stockholder and such other employees of the Company as shall be identified by Hanger and the Buyer shall execute employment and non-competition agreements (collectively, the "EMPLOYMENT Agreements") in the forms attached hereto as EXHIBIT B-1 and B-2, respectively.

            (g) NON-COMPETITION AGREEMENT. Sole Stockholder shall execute and deliver to Hanger and Buyer a non-competition agreement in the form attached hereto as EXHIBIT C.

            (h) UCC FORMS. The Companies and Sole Stockholder shall execute and deliver to Hanger and Buyer such UCC forms as may be necessary in the opinion of the counsel for Hanger and Buyer to evidence that all the Assets of the Companies are free and clear of any Liens.

            (i) TAIL INSURANCE. The Sole Stockholder shall deliver to Hanger and Buyer evidence of the purchase by Sole Stockholder, at the sole cost and expense of Sole Stockholder, of a Discontinued Products and Operations Coverage liability insurance policy to cover the three (3) year period immediately following the Closing Date, with such policy to provide for a minimum of at least $1,000,000 in liability coverage.

      SECTION 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND SOLE STOCKHOLDER. The obligations of the Companies and/or the Sole Stockholder to effect the Purchase and the other transactions contemplated in this Agreement are subject to the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by the Companies or the Sole Stockholder on behalf of all such parties:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Hanger and Buyer contained in this Agreement shall be true and correct when made and on and as of the Closing Date as if made on and as of such date, except where the failure to be so true and correct would not have a Hanger Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Hanger Material Adverse Effect. Solely for purposes of this section and in determining compliance with the conditions set forth herein, any representation and warranty made by Hanger in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Hanger Material Adverse Effect were not contained therein. The Companies shall have received a certificate of the President of Hanger and Buyer to such effect.

            (b) AGREEMENTS AND COVENANTS. Hanger and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date. The Companies shall have received a certificate of the President of Hanger and Buyer to that effect.

            (c) HANGER MATERIAL ADVERSE EFFECT. Hanger and Buyer shall not have become subject to any action or event which resulted in or may likely result in a Hanger Material Adverse Effect.

            (d) LEGAL OPINION. The Companies shall have received the legal opinion of Freedman, Levy, Kroll & Simonds, counsel to Hanger and the Buyer, covering the matters set forth on EXHIBIT E.


                                 ARTICLE VIII

              TERMINATION, AMENDMENT, WAIVER AND INDEMNIFICATION

      SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

            (a)   by  mutual   consent   of  Hanger  or  Buyer  and  the  Sole
Stockholder;

            (b) by Hanger or Buyer, upon a material breach of any covenant or agreement on the part of any of the Companies or the Sole Stockholder as set forth in this Agreement;

            (c) by all of the Companies, upon a material breach of any covenant or agreement on the part of Hanger or Buyer as set forth in this Agreement;

            (d) by either Hanger, Buyer or all of the Companies, if there shall be any order of a Governmental Entity which is final and non-appealable preventing the consummation of the Purchase;

            (e) by Hanger or Buyer if Hanger or Buyer is not satisfied with the results of its continuing due diligence review regarding the Companies;

            (f) by either Hanger, Buyer or all of the Companies, if the Closing shall not have occurred on or before December 31, 1997 (unless the failure to consummate the Purchase by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement).

      SECTION 8.2 INVESTIGATION. Notwithstanding any of the foregoing, the right of any party hereto to terminate this Agreement pursuant to Section
8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

      SECTION 8.4 WAIVER. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.5 FEES, EXPENSES AND OTHER PAYMENTS. Hanger, Buyer, the Companies and Sole Stockholder each shall bear its and his own respective costs and expenses which are incurred in connection with the preparation, negotiation and performance of this Agreement (including any prior memorandum of understanding or letter of intent relating hereto) and the transactions contemplated hereby, including all due diligence expenses and fees and expenses of agents, representatives, counsel and accountants.

      SECTION 8.6        INDEMNIFICATION.

            (a)   The Sole Stockholder  shall jointly and severally  indemnify and defend each of Hanger and the Buyer, and hold it harmless, from and against any and all losses, damages, Liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) (collectively, "LOSS"), resulting from or arising out of any:
(i) breach of any representation or warranty or agreement of each Company or the Sole Stockholder contained herein; or (ii) Liability of any Company, whether or not addressed by a representation or warranty, which was created, incurred or arose from facts, events, conditions or circumstances existing on or before the Closing Date, to the extent that, but only to the extent that, such Liability was not reflected or reserved against on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for Liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet (provided that the items listed on SCHEDULE 3.8 shall be deemed to be incurred in the Ordinary Course of Business unless otherwise objected to by Hanger or Buyer prior to the Closing Date). No claim for indemnification pursuant to this Section 8.6(a) may be made subsequent to the date three (3) years after the Closing Date or in respect of a Loss for which Hanger or Buyer has otherwise been previously reimbursed by the Sole Stockholder. Without limiting any other rights of Hanger or Buyer, any such Loss may be treated as a Purchase Price adjustment under Section 1.2(d)(iii), in which case such Loss shall be deducted by Hanger or Buyer from the next installment payment due of principal and interest of the Note portion of the Purchase Price consideration, with any remaining Loss being deducted from the principal amount of the Note.

            (b) (i) If any third party shall notify Hanger or Buyer with respect to any third party claim (a "THIRD PARTY CLAIM") that may give rise to a Loss, then Hanger or Buyer shall promptly notify the Sole Stockholder thereof in writing; PROVIDED, HOWEVER, that no delay on the part of Hanger or Buyer in notifying the Sole Stockholder shall relieve the Sole Stockholder from any obligation hereunder unless (and then solely to the extent) the Sole Stockholder is prejudiced by such delay.

                  (ii) The Sole Stockholder will have the right to defend Hanger and Buyer against the Third Party Claim with counsel selected by Sole Stockholder and reasonably satisfactory to Hanger or Buyer, so long as: (A) the Sole Stockholder so notifies Hanger and Buyer in writing within fifteen
(15) days of the Third Party Claim becoming known to the Sole Stockholder, acknowledging that such claim is in respect of a Loss described in Section 8.6(a); (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Hanger or Buyer, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Hanger or Buyer; and (D) the Sole Stockholder conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Sole Stockholder is conducting the defense of the Third Party Claim in accordance with Section 8.6(b)(ii), (A) Hanger or Buyer may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) Hanger or Buyer will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Sole Stockholder (which consent will not be withheld unreasonably); and (C) the Sole Stockholder will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Hanger or Buyer (which consent will not be withheld unreasonably).

                  (iv) In the event that any of the conditions in Section 8.6(b)(ii) is or becomes unsatisfied, (A) Hanger or Buyer may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that Hanger shall not consent to the entry of any judgment or enter into any settlement or agreement to settle a Third Party Claim without the prior written consent of the Sole Stockholder, which consent shall not be unreasonably withheld; (B) Hanger or Buyer shall be reimbursed by Sole Stockholder, or Hanger or Buyer may deduct such amounts from the next payment(s) due to Sole Stockholder under the Note portion of the Purchase Price consideration, promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Sole Stockholder will remain responsible for any Loss that Hanger or Buyer actually suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.6.


                                  ARTICLE IX

                              GENERAL PROVISIONS

      SECTION 9.1        EFFECTIVENESS  OF  REPRESENTATIONS,   WARRANTIES  AND
AGREEMENTS.

            (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

            (b) The representations, warranties and agreements in this Agreement shall terminate on the date which is three (3) years after the Closing Date, except that the representations, warranties and agreements set forth in Section 3.3, and Article IIIA, and Section 6.7, Section 6.8, and
Article VIII and Article IX shall not so terminate.

      SECTION 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by overnight delivery service (e.g., Federal Express), to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the fax number specified below:

            (a)   If to Hanger or Buyer:

                  Hanger Orthopedic Group, Inc.
                  7700 Old Georgetown Road
                  Bethesda, Maryland  20814
                  ATTENTION: Richard Stein, Chief Financial Officer Fax No.: (301) 652-8307

                  with a copy to:

                  Freedman, Levy, Kroll & Simonds
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C.  20036
                  ATTENTION:  Jay W. Freedman, Esq.
                  Fax No.:  (202) 457-5151

            (b)   If to any Company or Sole Stockholder:

                  Jerald J. Harshberger
                  828 Caledonia Way
                  Birmingham, Alabama  35242

                  with a copy to:

                  Hartman, Springfield and Beckham
                  P.O. Box 846
                  Birmingham, AL 35201
                  ATTENTION: John L. Hartman III, Esq.
                  Fax No.: (205) 879-5903

      SECTION 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

      "ACCOUNTS RECEIVABLE" as defined in Section 3.18;

      "ACTUAL VALUE" as defined in Section 1.2(d)(v)(B);

      "ADJUSTED WORKING CAPITAL" as defined in Section 1.2(d)(i);

      "AFFILIATE" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

      "AFFILIATED  GROUP"  means any  affiliated  group  within the meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law;

      "AGREEMENT" as defined in the Preamble;

      "ANNUAL MAXIMUM" as defined in Section 1.2(c)(i);

      "ASSETS" means any and all properties and assets (real, personal or mixed, tangible or intangible) of any Person;

      "BALANCE SHEET" as defined in Section 3.7;

      "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence;

      "BUYER" as defined in the Preamble;

      "BUYER'S VALUE" as defined in Section 1.2(d)(v)(B);

      "CLOSING" and "CLOSING DATE" as defined in Article II;

      "CODE" means the Internal Revenue Code of 1986, as amended;

      "COMPANY" or "COMPANIES" as defined in the Preamble;

      "COMPANY COMMON STOCK" as defined in the Preamble;

      "COMPANY EMPLOYEE BENEFIT PLAN" as defined in Section 3.22;

      "COMPANY MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of the Company at the time of such change or effect. A Company
Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds Ten Thousand Dollars ($10,000.00);

      "COMPANY PERMITS" as defined in Section 3.6;

      "COMPETING TRANSACTION" means any of the following involving the Company or any Subsidiary or Affiliate of the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty-five percent (25%) or more of the Assets of the Company in a single transaction or series of transactions; (iii) any offer (whether cash or securities) for twenty-five percent (25%) or more of the outstanding shares of capital stock of the Company; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing;

      "CONTRACT" of any Person means any contract, agreement or instrument of any type whatsoever (i) to which such Person is a party and by which such Person either has made a binding undertaking to perform an obligation or is entitled to any property or right, or (ii) by which any of the Assets of such Person is bound;

      "CONTROL" (including the terms "CONTROLLED," "CONTROLLED by" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise;

      "EARNOUT" as defined in Section 1.2(c);

      "EARNOUT PAYMENTS" as defined in Section 1.2(c);

      "EARNOUT PERIOD" as defined in Section 1.2(c);

      "EARNOUT YEAR" or "EARNOUT YEARS" as defined in Section 1.2(c);

      "EMPLOYEE BENEFIT PLAN" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, workers' compensation, dependent care, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, disability, welfare or other employee benefit or fringe benefit plan, program or arrangement; or (b) any plan, program or arrangement which is an Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Multiemployer Plan.

      "EMPLOYEE  PENSION  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(2);

      "EMPLOYEE  WELFARE  BENEFIT  PLAN"  has the  meaning  set forth in ERISA
Section 3(1);

      "EMPLOYMENT AGREEMENTS" as defined in Section 7.2(f);

      "ENCUMBRANCES" means any Security Interests, Liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever;

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

      "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) that together with the Company (or any person whose liabilities the Company has assumed or is otherwise subject to) would be considered or has been a single employer under Section 4001(b) of ERISA or would be considered or has been a member of the same "controlled group," under common control, a member of the same affiliated service group or otherwise a single employer within the meaning of Section 414(b), (c), (m) and (o) of the Code (PROVIDED, HOWEVER, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 of the Code shall be taken into account).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

      "FINANCIAL STATEMENTS" as defined in Section 3.7;

      "GAAP" means United States generally accepted accounting principles as in effect from time to time;

      "GOVERNMENTAL ENTITIES" as defined in Section 3.5(b);

      "HANGER" as defined in the Preamble;

      "HANGER FINANCIAL STATEMENTS" as defined in Section 4.9;

      "HANGER MATERIAL ADVERSE EFFECT" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the business, properties, Assets, condition (financial or otherwise), liabilities, operations or prospects of Hanger and its Subsidiaries, taken as a whole at the time of such change or effect. A Hanger Material Adverse Effect shall be deemed to exist if there shall occur any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $500,000;

      "HANGER REPRESENTATIVES" as defined in Section 5.4;

      "HANGER SEC REPORTS" as defined in Section 4.5(a);

      "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium);

      "INVENTORY" as defined in Section 3.16;

      "KNOWLEDGE" or "KNOWN" means, with respect to a particular fact or other matter, that (i) an individual is actually aware of such fact or other matter or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

      "LAWS" as defined in Section 3.5(a);

      "LIABILITY" OR LIABILITIES" as defined in Section 3.8;

      "LIEN" means any lien, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or Security Interest of any kind or type and whether arising by Contract or under Law;

      "LOSS" as defined in Section 8.6(a);

      "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37);

      "NET SALES" as defined in Section 1.2(c);

      "NOTE" as defined in Section 1.2(a);

      "ORDINARY  COURSE OF  BUSINESS"  with  respect to any entity,  means the
ordinary  course  of  business   consistent  with  past  custom  and  practice
(including with respect to quantity and frequency) of that entity;

      "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity;

      "POST-CLOSING ADJUSTMENT DATE" as defined in Section 1.2(d)(iii);

      "PROSPECTUS" as defined in Section 3.28;

      "PURCHASE" as defined in the Preamble;

      "PURCHASE PRICE" as defined in Section 1.2(a);

      "REPLACEMENT NOTE" as defined in Section 1.2(d)(vi);

      "SEC" means the U.S. Securities and Exchange Commission;

      "SECURITIES ACT" means the Securities Act of 1933, as amended;

      "SECURITY INTEREST" means any mortgage, pledge, Lien, Encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar Liens, (b) Liens for Taxes not yet due and payable, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money;

      "SHARES" as defined in the Preamble;

      "SOLE STOCKHOLDER" as defined in the Preamble;

      "SOLE STOCKHOLDER'S VALUE" as defined in Section 1.2(d)(v)(B);

      "SUBSIDIARY" or "SUBSIDIARIES" of the Company, Hanger, the Buyer or any other Person, means any corporation, partnership, joint venture or other legal entity of which the Company, Hanger, the Buyer or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests which the holders thereof are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

      "TAX" or "TAXES" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, AD VALOREM, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation,
unemployment  compensation,   utility,  severance,   excise,  stamp,  windfall
profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

      "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and

      "THIRD PARTY CLAIM" as defined in Section 8.6(b).

      SECTION 9.4 HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      SECTION 9.5 SEVERABILITY. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 9.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement (together with the exhibits and schedules) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      SECTION 9.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

      SECTION 9.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 9.9 WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 9.10 FURTHER ASSURANCES. The parties hereto agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

      SECTION 9.12 JURISDICTION; SERVICE OF PROCESS. ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT MAY BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE COURTS OF THE STATE OF ALABAMA, COUNTY OF JEFFERSON, OR, IF IT HAS OR CAN
ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

      SECTION 9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                    [The next page is the signature page.]

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized:


HANGER ORTHOPEDIC GROUP, INC.

By: ________________________________________
Name:  Ivan R. Sabel
Title: President


HANGER PROSTHETICS & ORTHOTICS, INC.

By: ________________________________________
Name:  John D. McNeill
Title: President

HARSHBERGER PROSTHETIC & ORTHOTIC CENTER, INC.

By: ________________________________________
Name:  Jerald J. Harshberger
Title:  President


HARSHBERGER PROSTHETIC & ORTHOTIC CENTER OF MOBILE, INC.

By: ________________________________________
Name: Jerald J. Harshberger
Title: President


HARSHBERGER PROSTHETIC & ORTHOTIC CENTER OF FLORENCE, INC.

By: ________________________________________
Name: Jerald J. Harshberger
Title: President


FAB-CAM, INC.

By: ________________________________________
Name: Jerald J. Harshberger
Title: President


SOLE STOCKHOLDER

____________________________________________
Jerald J. Harshberger


1,000 shares for each of the foregoing Companies